Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-82686, 333-125974, 333‑143229, 333-191217 and 333-199658 on Form S-8 of our report dated August 26, 2015, relating to the financial statements and financial statement schedule of Concurrent Computer Corporation, appearing in this Annual Report on Form 10‑K of Concurrent Computer Corporation for the year ended June 30, 2015.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 26, 2015